Exhibit 99.1

Leading Independent Proxy Advisory Firms ISS and Glass, Lewis & Co. Recommend Vote “FOR” PHAZAR CORP Merger

MINERAL WELLS, Texas--(BUSINESS WIRE)--July 8, 2013--PHAZAR CORP (NASDAQ: ANTP) (“PHAZAR” or the “Company”) today announced that leading independent proxy advisory firms ISS Proxy Advisory Services and Glass, Lewis & Co., LLC have both recommended that PHAZAR stockholders vote “FOR” adoption of the Agreement and Plan of Merger (the “Merger Agreement”), dated March 13, 2013, by and among PHAZAR, QAR Industries, Inc. (“Parent”) and Antenna Products Acquisition Corp., a wholly owned subsidiary of Parent. The Merger Agreement provides for the merger of Merger Sub with and into PHAZAR, with PHAZAR surviving the merger as a private company wholly owned by Parent. The Merger Agreement is being submitted to a vote at a special meeting of PHAZAR stockholders to be held on July 16, 2013.

Gary W. Havener, Chairman of the Board of Directors of PHAZAR, stated: “We are pleased by the recommendations of these two firms, which we believe further validate the position of our independent directors that the merger is in the best interests of PHAZAR and its unaffiliated stockholders.”

Neither of these recommendations was solicited by PHAZAR, Parent or Merger Sub or any of their respective affiliates and no fees were paid to these firms by PHAZAR, Parent or Merger Sub or any of their respective affiliates.

As previously stated by the Company in its proxy materials, the ramifications of failing to adopt the Merger Agreement and complete the merger include:

  Stockholders losing the certainty provided by the Merger Agreement of receiving a fixed amount of cash consideration for their shares of $1.25 per share;
  The likely de-registration of PHAZAR as a public company and the de-listing of its stock from NASDAQ in order to reduce operating costs, which the Company expects would have a significant and adverse effect on the liquidity of its stock; and
  The possibility, if its operating losses continue, that the Company will be unable to meet its obligations as they come due and be forced to file for bankruptcy. These obligations include the $500,000 loan from Parent secured by the Company’s real estate assets, which will become due and payable on July 31, 2013. It is unlikely that the Company will have sufficient cash to repay the loan when it comes due.

CONSUMMATION OF THE MERGER REQUIRES ADOPTION OF THE MERGER AGREEMENT BY THE HOLDERS OF A MAJORITY OF ALL OUTSTANDING SHARES OF THE COMPANY’S COMMON STOCK (AND NOT JUST SHARES ACTUALLY VOTED). THEREFORE, A NON-VOTE IS THE SAME AS A VOTE AGAINST THE MERGER AGREEMENT. ALL STOCKHOLDERS ARE URGED TO FOLLOW THE RECOMMENDATION OF THE INDEPENDENT DIRECTORS, ISS AND GLASS LEWIS AND VOTE “FOR” ADOPTION OF THE MERGER AGREEMENT, AS SOON AS POSSIBLE.

PHAZAR encourages all stockholders who have not done so already to vote their shares today by calling Georgeson Inc., PHAZAR’s proxy solicitor, toll free at 1-800-790-6795. Stockholders can also vote via the internet by following the instructions on their proxy card. Each stockholder’s vote is important, regardless of the number of shares owned. PHAZAR’s Board of Directors, acting through its independent members, recommends that stockholders vote “FOR” adoption of the Merger Agreement.

Stockholders who need assistance in voting their shares or who have questions regarding the special meeting may contact Georgeson, Inc. at 1-800-790-6795 or Kathy Kindle at PHAZAR 940-325-3301 ext. 245.

About PHAZAR CORP

PHAZAR CORP designs, manufactures and markets antennas, towers, support structures, masts and communication accessories worldwide. Product information is available at www.antennaproducts.com and www.phazar.com.

Forward-Looking Statements

This press release contains forward-looking information within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performances and underlying assumptions and other statements, which are other than statements of historical facts. Certain statements contained herein are forward-looking statements and, accordingly, involve risks and uncertainties described from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”), which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections are expressed in good faith and are believed by the Company to have a reasonable basis, including without limitation, management’s examination of historical operating trends, data contained in the Company’s records and other data available from third parties. There can be no assurance that management’s expectations, beliefs or projections will result, or be achieved, or accomplished. These forward-looking statements speak only as of the date made, and the Company assumes no obligation to update such statements.

Important Additional Information

In connection with the proposed transaction contemplated by the Merger Agreement, PHAZAR has filed with the SEC a definitive proxy statement on Schedule 14A on June 4, 2013. The definitive proxy statement was sent to the stockholders of PHAZAR on or about June 7, 2013. Investors and security holders of PHAZAR are urged to read the proxy statement and any other relevant documents filed with the SEC because they contain important information about the proposed transaction.

Investors and security holders may obtain free copies of the proxy statement and other documents filed with the SEC by PHAZAR at the SEC’s website at www.sec.gov, or from PHAZAR, by accessing PHAZAR’s website, at www.phazarcorp.com, or by calling Kathy Kindle at 940-325-3301 ext. 245.

PHAZAR and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction described in this release. Information regarding those persons and their interests in the proposed transaction is contained in PHAZAR’s definitive proxy statement for the special meeting.

CONTACT:
PHAZAR CORP
Kathy Kindle, 940-325-3301 ext. 245